UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2011

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio		44125
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 12, 2011, Chart Industries, Inc. (the “Company”) posted a slide presentation on its investor relations website. Executive officers of the Company are using the slides to present at the CL King & Associates 9th Annual Best Ideas Conference in New York City on September 13, 2011. Pursuant to Regulation FD, a copy of the slide presentation is furnished with this Current Report on Form 8-K as Exhibit 99.1.

As previously announced in the Company’s news release of September 6, 2011, the audio of the Company’s presentation will be broadcast live over the internet and will be available via a replay audio webcast as well. The webcast will be available through a link on the Company’s investor relations website, located at http://www.chartindustries.com. The replay may be accessed after the broadcast through the same website for 90 days.

All information in the presentation and this report on Form 8-K is furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	CL King & Associates 9th Annual Best Ideas Conference Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: September 13, 2011

	By:	/s/ Matthew J. Klaben
Matthew J. Klaben Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	CL King & Associates 9th Annual Best Ideas Conference Presentation

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